SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT


                      PURSUANT TO SECTION 12 OR 15 (d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934



                       Date of Report: November 12, 1996


                          GREENSTONE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


             0-24504                                     52-1827142
      (Commission File Number)                    (IRS Employer ID Number)


             6500 Rock Spring Drive, Suite 400, Bethesda, MD 20817
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (301) 564-5900

Item 5.  Other Items.

         On November 8, 1996, registrant issued a press release concerning the company's third quarter and nine months results. A copy of the release is filed as Exhibit 99 hereto.

Item 7.  Exhibits.

         Exhibit 99 - Form of press release dated and released November 8, 1996,

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSTONE INDUSTRIES, INC., a Delaware corporation


By:      /s/ John Bernardi
         John R. Bernardi
         Chief Financial Officer

Date:    November 12, 1996

FOR IMMEDIATE RELEASE:                      Friday, November 8, 1996

                 GREENSTONE INDUSTRIES ANNOUNCES THIRD QUARTER
                             AND NINE MONTH RESULTS

BETHESDA, MARYLAND -- GreenStone Industries, Inc. (NASDAQ/NM: STON, STONW) today announced results for the third quarter and nine months ended September 28, 1996.

Net sales were $10,792,000 for the third quarter ended September 28, 1996, a decrease of 2% from $10,962,000 for the quarter ended September 30, 1995. Net income improved to $242,000 for the quarter ended September 28, 1996 compared with a net loss of $(820,000) for the quarter ended September 30, 1995. Per share earnings for the third quarter of 1996 increased to $0.04 from a loss of $(0.14) per share for the third quarter of 1995.

For the nine month period ended September 28, 1996, net sales increased $1.3 million or 4% to $30.2 million from $28.9 for the nine months ended September 30, 1995. Net income improved to $480,000 for the nine months ended September 28, 1996 compared with a net loss of $(1,369,000) for the nine months ended September 30, 1995. Per share earnings for the nine months ended September 28, 1996 increased to $0.07 from a loss of $(0.25) for the nine months ended September 30, 1995.

On October 28, 1996, the company announced it had signed a definitive merger agreement to be acquired by Louisiana-Pacific Corporation (NYSE:LPX). Closing of the acquisition is subject to approval by GreenStone's shareholders and regulatory filings, among other things.

GreenStone  Industries   manufactures  high  quality  cellulose  insulation  and
specialty fibers from recycled paper -- primarily old newspaper.

Additional information about the company's products and services, financial data and other information can be found at the company's web site on the Internet at http:/www.ston.com.

CONTACT:   John R. Bernardi, chief financial officer, (301) 564-5900

                                (table follows)

                          GreenStone Industries, Inc.

          Consolidated Condensed Statements of Operations (unaudited)
-----------------------------------------------------------------------------------------------------------------------------
                                                      Quarter Ended                               Nine Months Ended
                                         ---------------------------------------       --------------------------------------
                                               Sept. 28,             Sept. 30,              Sept. 28,             Sept. 30,
                                                 1996                   1995                   1996                  1995
                                         -----------------      ----------------       ----------------      ----------------
Net sales                                      $10,792,000           $10,962,000            $30,233,000           $28,936,000
Gross profit                                     4,123,000             2,705,000             11,529,000             7,627,000
Selling and distribution expense                 1,866,000             1,719,000              5,005,000             4,790,000
General & administrative expense                 1,669,000             1,614,000              5,132,000             4,173,000
Operating income (loss)                            588,000             (629,000)                794,000           (1,721,000)
Net income (loss)                                 $242,000            $(820,000)               $480,000          $(1,369,000)
                                         =================      ================       ================      ================
Common equivalent shares                         6,892,000             5,706,000              6,832,000             5,369,000
outstanding
Earnings (loss) per share                            $0.04               $(0.14)                  $0.07               $(0.25)

                                         =================      ================       ================      ================


                     Consolidated Condensed Balance Sheets
--------------------------------------------------------------------------------
                                           Sept. 28,            December 30,
                                             1996                   1995
                                     -----------------      -----------------
                                           (unaudited)
Current assets                             $ 9,457,000            $ 8,548,000
Fixed assets, net                           11,090,000             10,868,000
Other assets                                 4,948,000              5,251,000
                                     -----------------      -----------------
Total assets                               $25,495,000            $24,667,000
                                     =================      =================

Current liabilities                        $ 6,907,000            $ 7,363,000
Long-term debt                               7,170,000              8,035,000
Shareholders' equity                        11,418,000              9,269,000
                                     -----------------      -----------------
Total liabilities and equity               $25,495,000            $24,667,000
                                     =================      =================